CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 10, 1997, which appears on page 24 of WHX Corporation's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference in the Registration Statement of our report dated June 11, 1997, appearing on page 1 of the Annual Report of the Wheeling- Pittsburgh Steel Corporation 401(k) Retirement Plan on Form 11-K for the year ended December 31, 1996.




Price Waterhouse LLP
Pittsburgh, PA
October 1, 1997